UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

SmartStop Self Storage REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42584	46-1722812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road
Ladera Ranch, California		92694
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 418-5144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of Board and Appointment of Director

On February 19, 2026, the Board of Directors (the “Board”) of SmartStop Self Storage REIT, Inc. (the “Company”) approved the expansion of the size of the Board from five members to six members (the “Board Expansion”).

In connection with the Board Expansion, on February 19, 2026, the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board recommended and the Board approved the appointment of Wayne Johnson, the Company’s Chief Investment Officer, as an employee director of the Company, effective immediately. Mr. Johnson will serve as a director until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Johnson also serves as the Chief Investment Officer of the Company’s Managed REITs, as well as President and Chief Investment Officer of the sponsor, advisor and property management entities for the Managed REITs. Mr. Johnson’s industry experience involves all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. Mr. Johnson currently serves on the board of directors of the Self Storage Association’s Large Operator Council and was a past President and board member of the Texas Self Storage Association.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was selected as a director. Mr. Johnson has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Johnson that would require disclosure under Item 404(a) of Regulation S-K. Mr. Johnson will not receive any compensation for his role as a director and will not serve on any committees of the Board.

Change in President

Concurrent with his appointment as a director of the Company, Mr. Johnson resigned as the President of the Company, a position he also has been serving since June 2019. Immediately upon Mr. Johnson’s resignation as President, the Board appointed H. Michael Schwartz, Chairman of the Board and the Company’s Chief Executive Officer, to the additional office of President effective as of February 19, 2026. Mr. Schwartz received no additional compensation in connection with the expansion of his executive role.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated February 20, 2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date:	February 20, 2026	By:	/s/ James R. Barry
James R. Barry Chief Financial Officer